Exhibit 10.8.2

EMPLOYEE NON-QUALIFIED STOCK OPTION GRANT

     NON-QUALIFIED STOCK OPTION GRANT, dated as of the           day of          , by and between Redwood Trust, Inc., a Maryland corporation (the “Company”), and          , an employee of the Company (the “Optionee”).

     Pursuant to the 2002 Redwood Trust, Inc. Incentive Stock Plan (such Plan in the form effective on the date hereof, the “Plan”), the Compensation Committee (the “Committee”) has determined that the Optionee is to be granted a Non-Qualified Stock Option (the “Option”) to purchase shares of the Company’s common stock, on the terms and conditions set forth herein, and the Company hereby grants such Option. It is intended that the Option not constitute an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

1)	Number of Shares and Option Price. This Option Grant entitles the Optionee to purchase ( ) shares of the Company’s common stock, par value $0.01 per share (the “Original Option Shares”), at a price (the “Original Option Price”) of and 00/100 ($ ) per share, which is not less that the Fair Market Value of the Option Shares as of the date hereof, as determined by the Committee.

2)	DER’s This Option Grant also entitles the Optionee to receive Dividend Equivalent Rights in the form of “accrued DERs” as defined in the Plan (“Accrued DERs”) in an amount equal to the value of any common stock dividend (either in cash or property) declared and accrued on the unexercised number of Option Shares subject to the Option granted above, subject to the limitations specified below. All such DER’s are intended to qualify as performance based compensation, having as a performance objective and condition the requirement that (i) the Company have sufficient earnings to declare and pay dividends during the period while such DER’s accrue and (ii) solely in the case of Accrued DERs payable with respect to unexercised Option Shares pursuant to Section 4(d), the additional requirement that the number of shares issued with respect to such Accrued DERs be reduced to the extent that the fair market value of the stock at the termination of the Grant is not at least equal to its Original Option Price.

a)	Accrual of DERs will commence with common stock dividends with a record date after the Date of Grant and will cease for common stock dividends with a record date after the earlier of the exercise date of the related option and the Expiration Date.

b)	The Accrued DERs will accrue on the Original Option shares and on the shares represented by Accrued DERs as set forth in Section 5(8) of the Plan on the payable date of the respective dividend.

c)	The Optionee will not receive DER accrual for a dividend declared with respect to Option Shares for which the related Option has been exercised or terminated as of the record date of that dividend. The Optionee will not receive DER accruals for a dividend declared with respect to Option Shares if the Optionee is not an employee on the record date of that dividend, provided, however, that the Optionee will receive DER accruals in the event of termination of employment to the extent provided in Sections 7, 8, and 9 hereof.

d)	DER accruals and Option grants are not considered compensation for purposes of determination of severance or termination. This provision is subject to any provisions relative to this issue in any employment agreement between the Company and the Optionee in effect at the time of this grant (as it may be amended or replaced from time to time).

3)	Period of Option. The term of the Option and of this Option Grant shall commence on the date hereof (the “Date of Grant”) and, unless the Option is previously exercised or terminated pursuant to this Option Grant, shall terminate upon the expiration of ten years from the Date of Grant. Upon the Expiration Date, all rights of the Optionee hereunder shall cease except the right to receive payment in respect of accrued DERs, including accruals with respect to any dividends with a record date that was previous to the Expiration Date. The last day the Option may be exercised pursuant to the terms of this Option Grant is the Expiration Date.

4)	Conditions of Exercise.

a)	Subject to the provisions of paragraph (b) of this Section 4, the Option shall become exercisable as follows:

i)	25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

ii)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

iii)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

iv)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

v)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

vi)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

vii)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

viii)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

ix)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

x)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

xi)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

xii)	An additional 6.25% of the Original Option Shares (rounded down to the nearest whole number of shares) on ;

xiii)	The balance of the Original Option Shares on .

b)	The right of the Optionee to purchase Original Option Shares that have become exercisable under clause (a) above may be exercised, in whole or in part, at any time or from time to time up to the Expiration Date, but only during the period in which such Option remains otherwise exercisable as herein provided.

c)	Upon exercise of any Original Option Shares, the Optionee will receive the number of shares representing Accrued DER’s associated with each exercised Original Option Share.

d)	If the Optionee has not exercised all of the Original Option Shares by the Expiration Date, the Optionee shall be entitled to receive a number of shares with respect to accrued but unpaid DERs equal to (if greater than zero) the total number of shares that would have been received had the Option been exercised on the Expiration Date (the remaining unexercised Original Option shares plus the remaining accrued DER shares) less the number of shares that would have been required to make the option exercise payment on that date (the Original Option Price times the remaining Original Option Shares, divided by the fair market value of Redwood Stock on the Expiration Date). The Optionee will not be eligible, however, to receive a number of shares greater than the number of remaining accrued DER shares at expiration. Such payment will be made within 30 days of the Expiration Date. Payment of Accrued DERs with respect to unexercised Original Option Shares pursuant to this section 4(d) is subject to approval by the stockholders of the Company of an authorizing amendment to the Plan. If the Plan is not amended to allow for this type of provision in 2004, then this provision 4(d) will not be considered a part of this Option Grant.

5) Limits on Transferability of Option.

a)	Except as provided in (b) below, the Option and this Option Grant shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Employee Retirement Income Security Act of 1974; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or in accordance with the terms of a qualified domestic relations order.

b)	The Option may also be transferred to persons and entities referred to in Section 5(6)(b) of the Plan or as may be approved by the Committee upon request. Any transfer must comply with the terms of Section 5(6)(b), including the provision that no consideration is permitted for any transfer, unless approved by the Committee. Following transfer, the Option shall continue to be subject to the same terms and conditions as are applicable prior to transfer and the terms “Optionee,” “Participant,” “Stock Option Holder,” and other references to the original Optionee shall be deemed to refer to the transferee, provided, however that

i)	The provisions of this Option Grant dealing with events of termination of employment shall continue to be applied to the employment of the original Optionee (so that following any event of termination of employment of the original Optionee, the Option shall be exercisable by the transferee, but only to the extent and for the periods specified in this Option Grant); and

ii)	The original Optionee shall continue to be subject to Section 10(3) of the Plan regarding payment of taxes, including the provision entitling the Company to deduct taxes from amounts otherwise due to the original Optionee. Any transfer of the Option shall automatically include the transfer of DERs granted with the Option; DERs may not be transferred separately from the Option.

6)	Exercise of Option. Options that have become exercisable may be exercised in whole or in part at any time during the period herein specified by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the Optionee, based in each case, on the Fair Market Value of the Stock on the date the Option is exercised. Any payment in the form of stock already owned by the Optionee may be effected by use of an Acknowledgement and Attestation Form approved by the Committee.

All deliveries and distributions under this Option Grant are subject to withholding of all applicable taxes. At the election of the Optionee, but subject to the sole discretion of the Committee and such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of common stock which the Optionee already owns, or to which the Optionee is otherwise receiving shares of common stock upon exercise under the Plan.

The Optionee may be able to defer payment of taxes on income realized in connection with the exercise of these options by participating in the Company’s Deferred Compensation Plan, subject to the eligibility requirements and other rules and procedures of the Deferred Compensation Plan in place at that time.

7)	Termination by Death. If the Optionee’s relationship as an employee with the Company terminates by reason of death, the Option becomes immediately fully vested and exercisable. DER’s will continue to be accrued on unexercised shares with respect to dividend record dates occurring during the remaining exercise period as noted below. After termination by death, the Option may be exercised until the later of (a) a period of twelve (12) months after the date of death or (b) ___, ___, 200_. <insert date shown on (4)(xiii) + 30 days> but in no case beyond the stated term of this Option Grant.

8)	Termination by Reason of Disability. If the Optionee’s relationship as an employee with the Company terminates by reason of disability, the Option becomes immediately fully vested and exercisable. DER’s will continue to be accrued on unexercised shares with respect to dividend record dates occurring during the remaining exercise period as noted below. After termination by disability the Option may be exercised until the later of (a) a period of twelve (12) months after the date of termination or (b) ___, ___, 200_. <insert date shown on (4)(xiii) + 30 days>but in no case beyond the stated term of this Option Grant; provided, however, that if the Optionee dies prior to the end of the exercise period following termination by disability, such Option may thereafter be exercised until the later of (a) a period of twelve (12) months after the date of death or (b) ___, ___, 200_. <insert date shown on (4)(xiii) + 30 days> but in no case beyond the stated term of this Option Grant

9)	Other Termination.

a)	Upon termination by retirement (as defined by the Committee), the Option shall remain outstanding and continue to vest and become exercisable pursuant to Section 4, until the later to occur of (i) thirty (30) days after the last dividend record date for which any Options are yet unvested under the terms of this Option Grant, or (ii) the until the later of (a) a period of thirty-six (36) months after the date of retirement or (b) ___, ___, 200_. <insert date shown on (4)(xiii) + 30 days> but in no case beyond the stated term of this Option Grant. Following termination by retirement, DER’s will continue to be accrued under the provisions of this Option Grant with respect to dividend record dates occurring during the remaining original vesting period, as noted herein. .

b)	If the Optionee’s relations as an employee with the Company terminates for any reason other than death, disability, or retirement, the Option may be exercised, but only to the extent vested and exercisable at the time of such termination, until the earlier to occur of (a) three (3) months from the date of such termination or (b) the expiration of the stated term of the Option. The Optionee is not eligible to accrue DER’s for record dates subsequent to the date of such termination.

c)	Notwithstanding anything in this Option Grant to the contrary, if there is in effect an employment agreement, as such employment agreement as may be amended or replaced from time to time(the “Employment Agreement”), between the Optionee and the Company on the Date of Grant, then upon termination of the Optionee’s employment either by the Company other than for Cause (as such term is defined in the Employment Agreement) or by the Optionee for Good Reason (as such term is defined in the Employment Agreement), the Option shall become fully vested and exercisable and DER’s will be accrued and payable to the Optionee as provided in the Employment Agreement . If not specifically provided in the Employment Agreement, DER’s will be accrued pursuant to the provisions of this Option Grant. If the Optionee’s employment with the Company terminates because of termination by the Company for Cause (as such term is defined in the Employment Agreement) or because the Optionee terminates employment without Good Reason (as such term is defined in the Employment Agreement), the Option may be exercised, but only to the extent vested and exercisable at the time of such termination, until the earlier to occur of (a) three (3) months from the date of such termination, (b) the expiration of the stated term of the Option, or (c) such time as may otherwise be provided in the Employment Agreement.

10)	At-Will Employment. This Option Grant is not an employment contract and nothing in this Option Grant shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or on the part of the Company to continue your employment with the Company. It is understood and agreed to by you, as an Optionee under the Plan, that this Option Grant and your participation in the Plan does not alter the at-will nature of your relationship with the Company (subject to the terms of the Employment Agreement). The at-will nature of your relationship with the Company can only be altered by a writing signed by both you and the President of the Company.

11)	Notices. Any notice required or permitted under this Option Grant shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the Optionee’s address hereinbelow set forth or such other address as the Optionee may designate in writing to the Company, and to the Company: Attention: Douglas B. Hansen (or his designee), at the Company’s address or such other address as the Company may designate in writing to the Optionee.

12)	Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Grant shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13)	Existing Agreements. This Option Grant does not supersede nor does it modify any existing agreements between the Optionee and the Company.

14)	Governing Law. This Option Grant shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

15)	Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Grant are subject to all terms and conditions of the Plan.

16)	Amendments. This Option Grant may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Option Grant on the day and year first above written.

REDWOOD TRUST, INC.

By

      Harold F. Zagunis, CFO/Corporate Secretary
      Redwood Trust, Inc.
      One Belvedere Place, Suite #300
      Mill Valley, California 94941

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Grant and to all the terms and provisions of the Plan herein incorporated by reference.

By
[employee name]
[employee address]